Exhibit 24

                                POWER OF ATTORNEY

         I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation ("Conexant"), hereby constitute DWIGHT W. DECKER, DENNIS E. O'REILLY and JASMINA A. THEODORE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) thereto for the purpose of registering under the Securities Act of 1933, as amended, securities to be sold pursuant to Conexant's 2000 Non-Qualified Stock Plan.


       Signature                         Title                        Date
       ---------                         -----                        ----

/s/ Dwight W. Decker          Chairman of the Board and
------------------------  Chief Executive Officer (principal
    Dwight W. Decker       executive officer) and Director     November 12, 1999

/s/ Donald R. Beall
------------------------                Director               November 12, 1999
    Donald R. Beall

/s/ Richard M. Bressler
------------------------                Director               November 12, 1999
  Richard M. Bressler

/s/ F. Craig Farrill
------------------------                Director               November 12, 1999
   F. Craig Farrill

/s/ Jerre L. Stead
------------------------                Director               November 12, 1999
    Jerre L. Stead

/s/ Balakrishnan S. Iyer       Senior Vice President and
------------------------        Chief Financial Officer
  Balakrishnan S. Iyer       (principal financial officer)     November 12, 1999

/s/ Steven M. Thomson        Vice President and Controller
------------------------     (principal accounting officer)    November 12, 1999
   Steven M. Thomson